Exhibit 23.9

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to the references to our firm and to the use of the following reports in the registration statement filed as Amendment No. 2 on Form S-1 of EXCO Partners, LP (including any amendments thereto) as well as in the notes to the financial statements included therein (the "Form S-1"), as filed with the Securities and Exchange Commission: (1) our report on the estimated pro forma proved oil and natural gas reserve quantities of EXCO Partners, LP presented as of September 30, 2007 and (2) our report on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2005 and December 31, 2006.

        We further consent to the reference to our firm as experts in the Form S-1.

/s/ Lee Keeling and Associates, Inc. Lee Keeling and Associates, Inc.
Tulsa, Oklahoma November 19, 2007

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